CONTRACT DATA

ANNUITANT(S)      JOHN DOE             XX XXX XXX                CONTRACT NUMBER
                  MARY DOE
ANNUITY DATE      JULY 25, 2016     JULY 25, 1986                CONTRACT DATE

      AGENCY      R-NK 1

                  FIRST ANNUITANT:
                        NAME               JOHN DOE
                        SEX AND ISSUE AGE  M-35
                        DATE OF BIRTH      6/10/51

                  CO-ANNUITANT:
                        NAME               MARY DOE
                        SEX AND ISSUE AGE  F-32
                        DATE OF BIRTH      10/1/54

                  BENEFICIARY:          CLASS 1-ROBERT DOE
                                                SON OF ANNUITANTS
                                        CLASS 2-BARBARA SMITH
                                                SISTER OF CO-ANNUITANT

                           LIST OF CONTRACT MINIMUMS

                    THE MINIMUM INITIAL PURCHASE PAYMENT IS $1,000. THE MINIMUM SUBSEQUENT PURCHASE PAYMENT IS $500.


                           ALLOCATION OF INITIAL PURCHASE PAYMENT

                           BOND                                  20%
                           MONEY MARKET                          20%
                           COMMON STOCK                          20%
                           AGGRESSIVELY MANAGED FLEXIBLE         10%
                           CONSERVATIVELY MANAGED FLEXIBLE       10%
                           FIXED ACCOUNT                         20%


THE MAINTENANCE CHARGE IS UP TO $30.00 ANNUALLY. WE EXPLAIN THIS ON PAGE 12.

SERVICE OFFICE - PLEASE DIRECT ANY COMMUNICATION ABOUT THIS CONTRACT TO: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, P.O. BOX 2925, PHOENIX, ARIZONA 85062.


Page 3(VIP-86)(MA)